INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT




We consent to the incorporation by reference in the Registration Statements of Pease Oil and Gas Company on Forms S-3 (SEC File No. 333-31921 and 333-44305 with effective dates of August 22, 1997 and April 23, 1998, respectively) of our report dated March 5, 1999 on our audits of the consolidated financial statements of Pease Oil and Gas Company as of December 31, 1998, and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report of Pease Oil and Gas Company on Form 10-KSB.



/s/ HEIN + ASSOCIATES LLP

Denver, Colorado
March 31, 1999